SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                 April 26, 1999
                        --------------------------------
                        (Date of earliest event reported)


                        SPINTEK GAMING TECHNOLOGIES, INC.


                                     Nevada
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


  0-27226                                                       33-0134823
  -------                                                       ----------
(Commission                                                   (IRS Employer
File Number)                                                Identification No.)


1857 Helm Drive
Las Vegas, Nevada                                            89119
-----------------                                            -----
(Address of principal executive offices)                   (Zip Code)


                                 (702) 263-3660
                         ------------------------------
                         Registrant's telephone number,
                               including area code

Item 5. Other Events

         On April 26, 1999, Spintek Gaming Technologies, Inc. (the "Company") received certain notices of conversion in accordance with the terms of its Series A 4% Convertible Preferred Stock (the "Preferred Stock") and its 6% Secured Convertible Notes Due February 28, 2008 (the "Notes"). As a consequence of the conversion of the Preferred Stock and the Notes, the Company has calculated the outstanding stock options of the Company pursuant to existing stock option agreements granted pursuant to the Company's 1996 Stock Option Plan (the "Plan") and the anti-dilution provisions contained therein. The conversions in respect of the Preferred Stock and Notes result in the issuance of 123,722,581 shares of the Company's $.002 par value common stock (the "Common Stock"). Following the conversions and upon issuance of all shares, the Company has 142,554,846 shares of its Common Stock issued and outstanding and no shares of its Preferred Stock issued and outstanding. Since the Preferred Stock and Notes conversions, and the resultant effect upon certain stock options, resulted in the number of shares of Common Stock to be issued exceeding the number of shares authorized, the Company has amended its Articles of Incorporation. The details relating to each of the conversions, the effect of the conversion upon certain stock options, and the authorization of additional shares of the Common Stock of the Company are discussed fully below.

         Conversion of Preferred Stock. On April 26, 1999, the Company received Notices of Conversion of the conversion privilege from RBB Bank Aktiengesellschaft ("RBB Bank"), as shareholder of the Preferred Stock of the Company. Under the terms of the Certificate of Designation for the Preferred Stock, RBB Bank is entitled to convert the Preferred Stock into that number of shares of the Common Stock of the Company as derived from the formula:

                         [(.04) (N/365) (1,000)] + 1,000
                         -------------------------------
                               "Conversion Price"

The "Conversion Price" is the average closing bid price of the Company's Common Stock for the five (5) trading days immediately preceding written notice to the Company. For purposes of the formula, "N" is equal to the number of days between the date of issuance of the Preferred Stock and the applicable date of conversion. Pursuant to the Notice of Conversion, the average Conversion Price on that date was $0.1735 per share of the Common Stock. The total number of shares of the Common Stock issued pursuant to the conversion of the Preferred Stock is 51,837,334, said shares issued to RBB Bank in two separate transactions. Pending the amendment to the Company's Articles of Incorporation increasing the Company's authorized shares of common stock, one-half of the shares of the Common Stock were issued on April 28, 1999 and the balance of the shares of the Common Stock were issued on May 6, 1999, subsequent to the increase of authorized shares.

         Conversion of Notes. Also on April 26, 1999, the Company received Notice of Exercise of the conversion privilege from holders of its Notes (the "Holders") effective April 29, 1999. Under the terms of the Notes, the Holders are entitled to convert the Notes into shares of the Company's Common Stock in a number equal to forty percent (40%) in the aggregate (assuming conversion of all $5 million of the outstanding Notes) of the then outstanding shares of Common Stock (or four-tenths of one percent (.4%) for each $50,000 Unit of the then outstanding shares of Common Stock). The total number of shares of the Common Stock issued pursuant to the conversion is 71,885,247, said shares also issued to the Holders in two separate transactions. Pending the amendment to the

Company's Articles of Incorporation increasing the Company's authorized shares of common stock, one-half of the shares of the Common Stock were issued on April 29, 1999 and the balance of the shares of the Common Stock were issued on May 6, 1999, subsequent to the increase of authorized shares.

         Effect of Conversion upon Existing Stock Options. The Company has calculated the outstanding stock options of the Company pursuant to existing stock option agreements granted pursuant to the Company's 1996 Stock Option Plan (the "Plan") and the anti-dilution provisions contained therein as a result of the conversion of the Preferred Stock and the Notes. Based upon the anti-dilution provisions, options to acquire an additional 38,471,033 shares of the Common Stock of the Company were granted. As of May 7, 1999, there are 44,779,485 shares of Common Stock subject to options granted under the Plan, of which 36,782,056 stock options are currently exercisable. Included in these figures are options granted to directors and executive officers of the Company totaling 27,032,288, all of which are currently exercisable. On May 7, 1999, the Board of Directors, with the approval of the shareholders holding a majority of the shares of Common Stock of the Company, increased the number of shares of the Common Stock authorized under the Plan from 4,000,000 to 60,000,000 shares.

         Authorization of Common Stock. The conversion of the Notes and Preferred Stock, as well as the application of the anti-dilution provisions of the Stock Options, compelled the authorization of additional shares of the Common Stock under the Articles of Incorporation and Bylaws of the Company pursuant to Nevada law. Nevada law provides that a corporation desiring to change the number of shares of a class of its authorized stock may, absent a contrary provision in its articles of incorporation, do so by board resolution without shareholder approval only if there is a corresponding increase or decrease in the number of issued and outstanding shares of the same class held by each shareholder of record at the effective date. Since the increase in number of authorized shares of the Company will not result in a corresponding increase in the number of shares held by each shareholder of record on April 30, 1999 (i.e., the effective date), the Company was required to seek shareholder approval.

         Nevada law further provides that any action required to be taken at a meeting of the shareholders of a corporation may be taken without a meeting by written consent of the shareholders holding a majority of the voting power unless otherwise provided in the articles of incorporation or bylaws. The Board of Directors of the Company adopted a resolution at a duly called meeting on April 30, 1999, authorizing an increase in the number of shares of the Common Stock authorized to 500,000,000 shares, par value $0.002 per share. The Company, in accordance with Nevada law, timely received the written consent of the shareholders holding a majority of the shares of its Common Stock issued and outstanding effective April 30, 1999. The financial interests of certain directors and officers of the Company were known to the shareholders providing such written consent.

         Pursuant to the approval of the shareholders holding a majority of the shares of Common Stock of the Company, the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation effective May 3, 1999. A copy of the Articles of Incorporation, as amended, is attached hereto at Exhibit 3.2.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits

           3.1.   Certificate of Amendment of Articles of Incorporation
           3.2.   Articles of Incorporation (as amended)
           4.1.   Notices of Exercise
           4.2.   Notices of Conversion
         99.1.    Press Release

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:   May 10, 1999



SPINTEK GAMING TECHNOLOGIES, INC.



By:      /s/ Gary L. Coulter
         -------------------
         Gary L. Coulter,
         Chairman of the Board and
         Chief Executive Officer